UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 17, 2020

Date of Report (Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

_____________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GRIF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 7.01 below is incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure.

On November 23, 2020, Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”) issued a press release announcing that its election to become a real estate investment trust (“REIT”) is on track and expected to become effective on January 1, 2021.

On November 17, 2020, in connection with the anticipated election to become a REIT, the Company’s Board of Directors approved a change in the Company’s fiscal year end from November 30 to December 31, effective beginning with the Company’s next fiscal year, which will now begin on January 1, 2021 and end on December 31, 2021 (the “New Fiscal Year”). As a result of the change, the Company will have a one-month transition period beginning on December 1, 2020 and ending on December 31, 2020 (the “Transition Period”). The results of the Transition Period are expected to be reported in the Company’s Quarterly Report on Form 10-Q to be filed for the first quarter of the New Fiscal Year, ending March 31, 2021, and in the Company’s Annual Report on Form 10-K to be filed for the New Fiscal Year.

In connection with the anticipated REIT conversion, Griffin also announced its intention to declare a dividend in the first quarter of the New Fiscal Year to distribute its estimated accumulated earnings and profits (the “E&P Distribution”), instead of paying an annual dividend in the fourth quarter as it has in previous years. The E&P Distribution is estimated to range between $10.0 million and $12.0 million, or between $1.77 and $2.12 per share of Griffin’s common stock (“common stock”) and will be based on Griffin’s taxable results through December 31, 2020. The actual amount of the E&P Distribution will vary depending on the occurrence, if any, and timing of certain transactions, including any sales of assets currently under agreements to be sold, and the Company’s actual financial results. The E&P Distribution will be paid in a combination of cash and common stock, with the cash component expected to be a minimum of $0.55 per share. Beginning in the second quarter of the New Fiscal Year, Griffin expects to begin making regular quarterly dividend payments.

In connection with the previously announced strategic initiatives the Company is undertaking, Griffin intends to rebrand under a new company name and ticker symbol, during the first quarter of the New Fiscal Year.

A copy of Griffin’s November 23, 2020 press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1: Registrant’s November 23, 2020 Press Release (attached hereto).

Exhibit 104: The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include Griffin’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding Griffin’s anticipated election to become a REIT, Griffin’s expectations regarding the timing of release of results of the Transition Period, the declaration, form, amount and timing of the E&P Distribution, the payment and timing of future quarterly dividend payments, the timing of adopting a new company name and ticker symbol and potential sales of assets currently under agreements to be sold. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019 and the “Risk Factors” section in Griffin’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2020. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: November 23, 2020